Exhibit 99.1

        Geron Increases Stake in TA Therapeutics Joint Venture

    Joint Venture Company is Working Toward Filing of IND for Small
                  Molecule Compound to Treat HIV/AIDS


    MENLO PARK, Calif. & HONG KONG--(BUSINESS WIRE)--June 18,
2007--Geron Corporation (Nasdaq: GERN) and the Biotechnology Research Corporation (BRC) of Hong Kong today announced that Geron has increased its stake in their joint venture entity, TA Therapeutics Limited (TAT), from 50% ownership to 75% ownership.

    TAT is a Hong Kong company that conducts research and develops therapeutics based on telomerase activator drugs to restore the functional and regenerative capacity of cells. BRC, a company established by The Hong Kong University of Science and Technology (HKUST), continues to hold the remaining 25% of the shares of TAT.

    "TAT has made great progress in its development of telomerase activator compounds for therapeutic applications," said David J. Earp, J.D., Ph.D., Geron's senior vice president of business development and a director of TAT. "The company is now expanding its efforts in pre-clinical development and working toward the filing of an Investigational New Drug (IND) Application with the U.S. Food and Drug Administration for a small molecule compound for the treatment of HIV/AIDS. This is an opportune time for Geron, the development and commercial partner in the joint venture, to negotiate for a larger interest in the company."

    TAT was established in 2005 following a successful research collaboration between Geron and scientists at HKUST to identify compounds in traditional Chinese medicines that could activate telomerase. Geron and BRC each contributed operating capital to TAT, and Geron granted TAT a worldwide exclusive intellectual property license to develop and commercialize telomerase activators.

    "The rapid progress made by the joint venture reflects the productive collaboration between the Geron and HKUST teams," said Tony Eastham, Ph.D., general manager of BRC. "We look forward to continuing our participation in TAT as it moves toward the initiation of its first clinical trial."

    Telomerase activation in aged or chronically stressed normal cells has been shown to slow or reverse telomere shortening, increase replicative capacity and restore or improve cellular function. In HIV/AIDS, the cytotoxic T lymphocytes that kill HIV-infected T cells undergo accelerated telomere loss and have reduced proliferative capacity and anti-viral activity. TAT has demonstrated that its lead drug candidate, which is currently in IND-enabling studies, can significantly improve the proliferative capacity and anti-viral function of cytotoxic T cells from HIV/AIDS donors. TAT's approach to HIV/AIDS is a form of immunotherapy that could be complementary to existing anti-viral drugs by helping the body's own defenses to combat the infection.

    Many degenerative diseases, including other chronic infections, macular degeneration, osteoporosis, liver and cardiovascular diseases and chronic ulcers, show characteristics of accelerated aging and loss of key cellular functions. In addition, certain genetic disorders are caused by specific mutations that impair telomerase function. TAT is actively exploring the therapeutic potential of its telomerase activator drugs in these and other conditions.

    BRC is a wholly-owned subsidiary of The Hong Kong University of Science and Technology and was established in 2004 to assist the university to engage in developmental aspects of biotechnology.

    Geron is developing first-in-class biopharmaceuticals for the treatment of cancer and chronic degenerative diseases, including spinal cord injury, heart failure, diabetes and HIV/AIDS. The company is advancing an anti-cancer drug and a cancer vaccine that target the enzyme telomerase through multiple clinical trials. Geron is the world leader in the development of human embryonic stem cell-based therapeutics, with its spinal cord injury treatment anticipated to be the first product to enter clinical development. For more information, visit www.geron.com.

    This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Geron's periodic reports, including the quarterly report on Form 10-Q for the quarter ended March 31, 2007.

    CONTACT: Media:
             Russo Partners, LLC
             David Schull, 858-717-2310
             david.schull@russopartnersllc.com
             or
             Investors:
             Russo Partners, LLC
             Matthew Haines, 212-845-4235
             matthew.haines@russopartnersllc.com
             or
             At Geron
             David L. Greenwood, 650-473-7765
             Chief Financial Officer
             info@geron.com
             or
             At BRC
             Tony R. Eastham, 852-2358-7911
             General Manager
             rdtony@ust.hk